INSMED INCORPORATED
RESTRICTED UNIT AWARD AGREEMENT
UNDER THE 2019 INCENTIVE PLANFOR U.S. EMPLOYEES

Grantee Name: _______________
Number of RSUs: __________
Grant Date: __________

Pursuant to the Insmed Incorporated 2019 Incentive Plan (the “Plan”) as amended through the date hereof and this Restricted Stock Unit Award Agreement (this “Agreement”), Insmed Incorporated (the “Company”) hereby grants an award of [_____] restricted stock units (the “Restricted Stock Units” or the “RSU Award”) to the individual named above (the “Grantee”).  The RSU Award shall be referred to herein as the “Award.” Subject to the restrictions and conditions set forth herein and in the Plan, the Grantee shall receive the number of Restricted Stock Units specified above. All terms used herein that are defined in the Plan have the same meaning given them in the Plan.

If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of any employment, consulting or similar services agreement between the Grantee and the Company (or any of its Affiliates, as applicable) as may be in effect (the “Service Agreement”), the Service Agreement shall control, and this Award Agreement shall be deemed to be modified accordingly so long as such modification is not expressly prohibited by the Plan.

The Company acknowledges the receipt from the Grantee of consideration with respect to the par value of the shares of Common Stock subject to the Award in the form of cash, past or future services rendered to the Company by the Grantee or such other form of consideration as is acceptable to the Administrator and permitted under the Plan and applicable law.

1.Agreement with Terms. Execution of this Agreement by the Grantee or receipt of any benefits under this Agreement by the Grantee shall constitute the Grantee’s acknowledgement of and agreement with all of the provisions of this Agreement and of the Plan that are applicable to this Award, and the Company shall administer this Agreement accordingly.

2.Restrictions and Conditions on Award. Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by the Grantee other than by will or the laws of descent and distribution, and shall be subject to all the terms, conditions and restrictions set forth herein and in the Plan.

3.Timing and Form of Payout of Restricted Stock Units. As soon as practicable (but in no event later than 30 days) following the applicable Vesting Date (as defined below) or, if earlier, the date the Award vests in accordance with Section 5 or Section 6 of this Agreement, the vested Restricted Stock Units shall be settled in shares of Common Stock (except as provided in Section 5 of this Agreement).

4.Vesting of Award. Except as set forth in Section 5 of this Agreement, the restrictions and conditions in Section 2 of this Agreement shall lapse with respect to 25% of the RSU Award on each anniversary of the Grant Date (each a “Vesting Date”) through the fourth anniversary of the Grant Date, so long as the Grantee remains an employee of the Company or its Affiliates on the applicable Vesting Date.

Notwithstanding anything to the contrary herein or in the Plan, the Administrator may at any time accelerate the vesting schedule specified in this Section 4.

5.Change in Control. In the event of a Change in Control, vesting of the RSU Award may be accelerated in accordance with the provisions of the Plan and/or Service Agreement. If, in connection with a Change in Control, the RSU Award is not assumed and no award is substituted for the RSU Award, then the vested Restricted Stock Units shall be settled in cash in an amount equal to the Fair Market Value of the shares of Common Stock underlying such vested Restricted Stock Units determined as of the date of the Change in Control.

6.Termination of Employment. Except as otherwise provided in this Agreement or the Plan and/or Service Agreement, any unvested portion of the RSU Award shall be forfeited without payment of consideration upon the termination of the Grantee’s employment with the Company or its Affiliates for any reason.

7.Voting Rights and Dividends. Until such time as Restricted Stock Units are paid out in shares of Common Stock (if at all), the Grantee shall not have any voting, dividend or other shareholder rights with respect to any shares of Common Stock underlying this RSU Award (“Underlying Shares”). No dividend equivalents shall accrue or be paid to the Grantee with respect to the Underlying Shares.

8.Adjustments Upon Certain Unusual or Nonrecurring Events or Other Events. Upon certain unusual or nonrecurring events, or other events, the terms of these Restricted Stock Units shall be adjusted by the Administrator pursuant to Section 14 of the Plan.

9.Incorporation of Plan. Notwithstanding anything herein to the contrary, this Award and this Agreement shall be subject to and governed by all the terms and conditions of the Plan. To the extent any provision hereof is inconsistent with a provision of the Plan, the provisions of the Plan will govern. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

10.Taxes. Grantee shall, not later than the date as of which this RSU Award gives rise to a taxable event for Federal income or employment tax purposes, pay to the Company or make arrangements satisfactory to the Administrator for payment of any Federal, state, local or other taxes required by law to be withheld on account of such taxable event. The Company shall have no obligation to deliver shares of Common Stock until such withholding requirements have been fully satisfied by the Grantee. The Company makes no representation or undertaking regarding the tax treatment of the grant, vesting, or settlement of this RSU Award or the subsequent sale of any of the Underlying Shares. The Company does not commit and is under no obligation to structure this RSU Award to reduce or eliminate Grantee’s tax liability.

11.Section 409A of the Code. This Award is intended to comply with the requirements of Section 409A of the Code or an exemption thereto, and this Agreement shall be interpreted in a manner consistent with this intent in order to avoid the imposition of any additional tax, interest or penalties under Section 409A of the Code. In no event shall the Company be liable for any additional tax, interest or penalties that may be imposed on the Grantee pursuant to Section 409A of the Code or any damages for failing to comply with Section 409A of the Code or an exemption thereto.

12.No Right to Continued Employment. Nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate Grantee’s employment at any time or for any reason in accordance with the Company’s Bylaws, governing law and any applicable Service Agreement, nor shall any terms of the Plan or this Agreement confer upon Grantee any right to continue his or her employment for any specified period of time. Neither this Agreement nor any benefits arising under the Plan or this Agreement shall constitute an employment contract with the Company, any Subsidiary and/or its Affiliates. If Grantee is a non-employee consultant or advisor, nothing in the Plan or this Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its Affiliates to terminate Grantee’s service in accordance with the terms of the contract with such consultant or advisor. In no event shall any of the terms of the Plan or this Agreement itself confer upon Grantee any right to continue his or her service for any specified period of time.

13.Notices. Any notice or other communication given pursuant to this Agreement shall be in writing and shall be personally delivered or mailed by United States registered or certified mail, postage prepaid, return receipt requested, to the Company at its principal place of business or to the Grantee at the address on the Company’s records or, in either case, at such other address as one party may subsequently furnish to the other party in writing.  Additionally, if such notice or communication is by the Company to the Grantee, the Company may provide such notice electronically (including via email). Any such notice shall be deemed to have been given (a) on the date of postmark, in the case of notice by mail, or (b) on the date of delivery, if delivered in person or electronically.

INSMED INCORPORATED
By:
Name: [NAME]
Title: [TITLE]

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.
Dated:   By: ___________________________________